UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Nuvation Bio Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 3, 2024

On July 30, 2024, Nuvation Bio Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission relating to its Annual Meeting of Stockholders to be held on Tuesday, September 3, 2024 at 11:00 a.m., Eastern Time (the “Annual Meeting”). The Company is providing this supplement to the Proxy Statement (this “Supplement”) solely to avoid any potential ambiguity in the Proxy Statement regarding the voting approval standard for the proposals to be presented at the Annual Meeting. This Supplement should be read together with the Proxy Statement. Except as set forth herein, this Supplement does not modify, amend, supplement or otherwise affect the Proxy Statement. From and after the date hereof, any reference to the Proxy Statement is to the Proxy Statement as supplemented hereby.

If you have already voted, you do not need to vote again. If you would like to change or revoke your prior vote, see the Proxy Statement for instructions on how to do so.

Revised Text of the Proxy Statement

1. Notice of Annual Meeting of Stockholders to be Held on September 3, 2024

Item 1 listed among the purposes of the Annual Meeting is replaced in its entirety with the following:

“To elect the Board of Directors’ two nominees for director named in the proxy statement accompanying this Notice of Annual Meeting of Stockholders (the Proxy Statement) to serve until the 2027 Annual Meeting and their successors are duly elected and qualified. Holders of Class A Stock and holders of Class B Stock voting together as one class will elect one director, and holders of Class B Stock will elect one director.”

2. Questions and Answers about these Proxy Materials and Voting

The response under “Who can vote at the Annual Meeting?” on page 2 of the Proxy Statement is replaced in its entirety with the following:

“Holders of record of Class A Stock and holders of record of Nuvation Bio’s Class B Common Stock (Class B Stock and together with the Class A Stock, the Common Stock) at the close of business on July 29, 2024 will be entitled to vote at the Annual Meeting. On that date, 248,245,129 shares of Class A Stock and 1,000,000 shares of Class B Stock were issued and outstanding. Neither class of Common Stock has cumulative voting rights.

Each share of Class A Stock and each share of Class B Stock is entitled to one vote on every matter submitted to the applicable stockholders at the Annual Meeting.

Of the shares of our Common Stock issued and outstanding and entitled to vote, 27,646,255 shares of Class A Stock were issued in the Merger (as described in “Proposal 4 – Description of the Acquisition of AnHeart Therapeutics Ltd.” below) and are not entitled to vote on Proposal 4 for purposes of the listing rules of the New York Stock Exchange (NYSE). We anticipate that these 27,646,255 shares of Class A Stock will be voted in favor of Proposal 4 for purposes of adopting the proposal under Delaware law. However, to comply with NYSE rules, we will instruct the inspector of election to conduct a separate tabulation that subtracts the number of shares of Class A Stock issued in the Merger present virtually or represented by proxy at the meeting and voting in favor of Proposal 4 (expected to be approximately and up to 27,646,255 shares) from the total number of shares voted in favor of Proposal 4 and also from the total number of shares present virtually or represented by proxy at the meeting and voting affirmatively or negatively on Proposal 4 (excluding abstentions and broker non-votes) to determine whether that proposal has been adopted in accordance with applicable NYSE rules.”

3. Questions and Answers about these Proxy Materials and Voting

The response under “What is the quorum requirement?” on page 3 of the Proxy Statement is replaced in its entirety with the following:

“A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will be present if holders of a majority of the voting power of the outstanding shares of Class A Stock and Class B Stock are present virtually at the Annual Meeting or represented by proxy and, with respect to the election of the director to be elected solely by the holders of the Class B Stock, holders of a majority of the voting power of the shares of Class B Stock are present virtually at the Annual Meeting or represented by proxy. At the close of business on the record date for the Annual Meeting, there were 248,245,129 shares of Class A Stock and 1,000,000 shares of Class B Stock outstanding and entitled to vote. Thus 124,622,565 shares of Class A Stock and Class B Stock and, with respect to the election of the director to be elected solely by the holders of the Class B Stock, 500,001 shares of Class B Stock must be present at the Annual Meeting or represented by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the Annual Meeting. If there is no quorum, either the chairman of the Annual Meeting or a majority of the votes present at the meeting or represented by proxy and entitled to vote thereon may adjourn the Annual Meeting to another date.

Under our Certificate of Incorporation, the holders of Class B Stock are entitled to elect three members of the full Board plus at least 50% of all members of the full Board in excess of seven, and the holders of Class A Stock and Class B Stock, voting together as one class, are entitled to elect the remaining directors. Under this formula, since there are currently nine members of the full Board, the holders of Class A Stock and Class B Stock, voting together as one class, are entitled to elect five members of the full Board, and the holders of Class B Stock, voting separately, are entitled to elect four members of the full Board. Of the two Board seats to be filled at the Annual Meeting, the holders of Class A Stock and Class B Stock, voting together as one class, will fill the seat currently occupied by Min Cui, Ph.D., and the holders of Class B Stock, voting separately, will fill the seat currently occupied by W. Anthony Vernon. Under our amended and restated bylaws (Bylaws), if a quorum of Common Stock is present at the meeting, the director nominee to be elected by the holders of Class A Stock and Class B Stock who receives the greatest number of votes cast by holders of Class A Stock and Class B Stock, voting together as one class, will be elected. Under our Bylaws, if a quorum of the Class B Stock is present at the meeting, the director nominee to be elected by the holders of Class B Stock who receives the greatest number of votes cast by holders of Class B Stock will be elected.

Holders of Class A Stock and holders of Class B Stock will vote together as one class on Proposals 2, 3, 4 and 5.”

4. Questions and Answers about these Proxy Materials and Voting

The response under “How many votes are needed to approve each proposal?” on page 6 of the Proxy Statement is replaced in its entirety with the following:

“The requisite number of votes to approve Proposal 1, the election of the nominees for director named therein, Proposal 2, the ratification of the selection of KPMG LLP as our independent registered public accounting firm, Proposal 3, the approval, on an advisory basis, of the compensation of the Company’s named executive officers, Proposal 4, the conversion of Series A Preferred Stock to Class A Stock, and Proposal 5, the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies, are as follows:

•

For Proposal 1, the election of directors, the nominee to be elected by the holders of Class A Stock and Class B Stock, voting together as one class, receiving the most “For” votes from the holders of shares of Class A Stock and Class B Stock present virtually or represented by proxy and entitled to vote on the election of directors and the nominee to be elected by the holders of Class B Stock receiving the most “For” votes from the holders of shares of Class B Stock present virtually or represented by proxy and entitled to vote on the election of directors will be elected. Withhold votes and broker non-votes will have no effect on the outcome of the vote;

•

To be approved, Proposal 2, the ratification of the selection of KPMG LLP, must receive a “For” vote from the holders of a majority of the voting power of the shares present virtually or represented by proxy and voting affirmatively or negatively (excluding abstentions and broker non-votes) on the proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote;

•

To be approved, Proposal 3, the advisory vote on executive compensation, must receive a “For” vote from the holders of a majority of the voting power of the shares present virtually or represented by proxy and voting affirmatively or negatively (excluding abstentions and broker non-votes) on the proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote;

•

To be approved, Proposal 4, the conversion of Series A Preferred Stock to Class A Stock, must receive a “For” vote from the holders of a majority of the voting power of the shares present virtually or represented by proxy and voting affirmatively or negatively (excluding abstentions and broker non-votes) on the proposal, subject to the separate tabulation of votes described in “Who can vote at the Annual Meeting?” set forth above. Abstentions and broker non-votes will have no effect on the outcome of the vote; and

•

To be approved, Proposal 5, the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies, must receive a “For” vote from the holders of a majority of the voting power of the shares present virtually or represented by proxy and voting affirmatively or negatively (excluding abstentions and broker non-votes) on the proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote.”

5. Questions and Answers about these Proxy Materials and Voting

The response under “What is the effect of abstentions and broker non-votes?” on page 7 of the Proxy Statement is replaced in its entirety with the following:

“Abstentions

Under Delaware law (under which Nuvation Bio is incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting, and therefore counted as present for the purpose of determining whether a quorum is present, but they are not counted as votes cast. Our Bylaws provide that, in all matters other than the election of directors, unless otherwise required by our certificate incorporation, applicable laws, regulations or stock exchange rules, the affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on such matter shall be the act of the stockholders. Therefore, abstentions will have no effect on Proposal 2, ratification of the selection of KPMG as our independent registered public accounting firm, Proposal 3, advisory vote on executive compensation, Proposal 4, conversion of Series A Preferred Stock to Class A Stock, or Proposal 5, adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies.

Broker Non-Votes

Based upon consultation with the NYSE, we believe the “non-routine” matters on the agenda for the Annual Meeting for which brokers, banks and other nominees will not be able to vote uninstructed shares are Proposal 1, election of directors, Proposal 3, advisory vote on executive compensation, and Proposal 4, conversion of Series A Preferred Stock to Class A Stock. Broker non-votes will be counted as present at the Annual Meeting for the purpose of determining whether a quorum is present at the Annual Meeting. However, because broker non-votes are not considered under Delaware law to be votes cast, they will have no effect on the outcome of the vote on Proposal 1, election of directors, Proposal 3, advisory vote on executive compensation, or Proposal 4, conversion of Series A Preferred Stock to Class A Stock. As a result, if you hold your shares in street name and you do not instruct your broker, bank or other nominee how to vote your shares on these proposals, no votes will be cast on your behalf on these proposals. Therefore, it is critical that you indicate your vote on these proposals if you want your vote to be counted. Based upon consultation with the NYSE, we believe both Proposal 2, ratification of the selection of KPMG as our independent registered public accounting firm, and Proposal 5, adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies, are considered “routine” matters. Therefore, your broker, bank or other nominee will be able to vote on those proposals even if it does not receive instructions from you, so long as it holds your shares in its name. As a result, no broker non-votes are expected for Proposals 2 and 5.”

6. Proposal No. 2: Ratification of Selection of Independent Registered Public Accounting Firm

The disclosure under “Required Vote and Audit Committee and Board Recommendation” on page 26 of the Proxy Statement is replaced in its entirety with the following:

“Approval of Proposal 2 requires the affirmative vote of the holders of a majority of the voting power of the shares of Class A Stock and Class B Stock, voting together as a single class, present or represented by proxy and voting affirmatively or negatively (excluding abstentions and broker non-votes) on Proposal 2. Abstentions and broker non-votes will have no effect on the outcome of the vote.”

7. Proposal No. 3: Advisory Vote on Executive Compensation

The disclosure under “Required Vote and Board Recommendation” on page 27 of the Proxy Statement is replaced in its entirety with the following:

“Advisory approval of this proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Class A Stock and Class B Stock, voting together as a single class, present or represented by proxy and voting affirmatively or negatively (excluding abstentions and broker non-votes) on Proposal 3. Abstentions and broker non-votes will have no effect on the outcome of the vote. Unless the Board decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of the Company’s named executive officers, the next scheduled say-on-pay vote will be at the 2025 Annual Meeting of Stockholders, in accordance with the current policy to conduct such votes annually.”

8. Proposal No. 4: Conversion of Series A Preferred Stock to Class A Stock

The disclosure under “Required Vote and Board Recommendation” on page 45 of the Proxy Statement is replaced in its entirety with the following:

“Approval of Proposal 4 requires the affirmative vote of the holders of a majority of the voting power of the shares of Class A Stock and Class B Stock, voting together as a single class, present or represented by proxy and voting affirmatively or negatively (excluding abstentions and broker non-votes) on Proposal 4, subject to the separate tabulation of votes described under the caption “Who can vote at the Annual Meeting?” above. Abstentions and broker non-votes will have no effect on the outcome of the vote.”

9. Proposal No. 5: Approval of an Adjournment of the Annual Meeting, if Necessary or Appropriate, to Solicit Additional Proxies

The disclosure under “Required Vote and Board Recommendation” on page 46 of the Proxy Statement is replaced in its entirety with the following:

“Approval of Proposal 5 requires the affirmative vote of the holders of a majority of the voting power of the shares of Class A Stock and Class B Stock, voting together as a single class, present or represented by proxy and voting affirmatively or negatively (excluding abstentions and broker non-votes) on Proposal 5. Abstentions and broker non-votes will have no effect on the outcome of the vote.”